UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2010

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

The information regarding the Independent Director Agreement entered into between Rex Energy Corporation (the “Company”) and Eric L. Mattson described under part (d) of “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On April 26, 2010, the Company, through its wholly owned subsidiary, Rex Energy Operating Corp., a Delaware corporation, appointed Patrick M. McKinney as its Executive Vice President and Chief Operating Officer. Mr. McKinney’s appointment to the position will be effective on May 10, 2010. Mr. McKinney will perform the majority of his duties at the Company’s headquarters in State College, Pennsylvania and will report directly to Mr. Benjamin W. Hulburt, the Company’s President and Chief Executive Officer.

Since June 2006, Mr. McKinney has served as Senior Vice President, Engineering and Operations for Cano Petroleum Inc. From April 2005 to May 2006, Mr. McKinney was Worldwide Strategic Portfolio Manager for Pioneer Natural Resources in Irving, Texas. From July 2002 until April 2005, Mr. McKinney was the President of Transcor America LLC, a prisoner transportation and extradition company. From January 2000 until July 2002, Mr. McKinney served as the Senior Vice President – Chief Financial Officer and Secretary of freightPro, Inc., a transportation, warehousing and logistics company. From 1981 to 2000, Mr. McKinney worked for Union Pacific Corporation, both in its corporate headquarters and for its subsidiaries, principally its oil and gas subsidiary, Union Pacific Resources. Mr. McKinney holds a Bachelor of Science degree in Petroleum Engineering from the University of Wyoming and a M.B.A from Pepperdine University. Mr. McKinney is 50 years old.

In connection with his appointment as the Company’s Executive Vice President and Chief Operating Officer, Mr. McKinney will receive an initial annual base salary of $250,000, relocation assistance, a monthly car and cell-phone allowance, and certain other benefits that are generally available to the Company’s other executive officers, including participation in the Company’s 2007 Long-Term Incentive Plan, 401(k) retirement plan and health insurance plan. In addition, on April 26, 2010, the Compensation Committee of the Company’s Board of Directors approved a grant to Mr. McKinney of a one-time award of restricted common stock valued at $450,000, with the amount of shares to be issued based on the closing price of the Company’s common stock on Mr. McKinney’s first date of employment. The restricted stock award will be issued to Mr. McKinney following his first day of employment and will be subject to forfeiture restrictions, which include time vesting and performance-based vesting. The restricted stock award will vest at the end of the applicable time period on the date the Company’s Compensation Committee certifies that the applicable performance targets have been satisfied; provided that Mr. McKinney remains employed with the Company from the grant date through the third anniversary of the grant date.

The foregoing arrangements are set forth in a formal offer letter with Mr. McKinney. The Company intends to enter into a written employment agreement with Mr. McKinney that will serve to formalize the Company’s arrangements with Mr. McKinney.

(d)

On April 26, 2010, the Board of Directors of the Company adopted a resolution to increase the size of the Company’s Board of Directors from five to six members. To fill the vacancy created by such increase, the Company’s Board of Directors appointed Mr. Eric L. Mattson as a new director of the Company to serve until the Company’s next Annual Meeting of Stockholders. Mr. Mattson currently serves as the Chief Financial Officer of Select Energy Services, LLC, a privately held oil service company located in Gainesville, Texas. Since March 1995, Mr. Mattson has been a member of the Board of Directors of National Oilwell Varco, Inc., a publicly traded oil service and manufacturing company, and also serves as a member of its audit committee. Mr. Mattson received his Bachelor of Science degree in Economics and an M.B.A. from The Pennsylvania State University. There was no arrangement or understanding between Mr. Mattson and any other person pursuant to which Mr. Mattson was appointed as director, and there are no related person transactions between Mr. Mattson and the Company. Subject to Mr. Mattson’s election as a director at the Company’s Annual Meeting of Stockholders to be held on June 24, 2010, the Board of Directors of the Company will review the composition of the committees of the Board of Directors and may appoint Mr. Mattson to serve on one or more of the committees of the board, either as an additional member of the committee or to replace an existing member.

In connection with his appointment as a director of the Company, Mr. Mattson entered into an Independent Director Agreement with the Company on April 30, 2010. Pursuant to the agreement, for the services provided to the Company as a director, Mr. Mattson will be entitled to the compensation provided for in the Director Compensation Plan of the Company, as such plan may be amended from time to time. Pursuant to the agreement, the Company has also agreed to reimburse Mr. Mattson for his reasonable out-of-pocket expenses incurred in connection with the performance of his duties as a director. The foregoing description of the Independent Director Agreement does not purport to be complete and is qualified in its entirety by reference to the Independent Director Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this report by reference.

Item 8.01	Other Events.

On April 30, 2010, the Company issued a press release announcing the election of Mr. Mattson as a director of the Company and the appointment of Mr. McKinney as Executive Vice President and Chief Operating Officer of the Company, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

10.1	Independent Director Agreement by and between Rex Energy Corporation and Eric L. Mattson dated April 30, 2010.

99.1	Press Release of Rex Energy Corporation dated April 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Benjamin W. Hulburt
Benjamin W. Hulburt
President and Chief Executive Officer

Date: April 30, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Independent Director Agreement by and between Rex Energy Corporation and Eric L. Mattson dated April 30, 2010.

99.1	Press Release of Rex Energy Corporation dated April 30, 2010.